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Editorial Contacts:                                                EXHIBIT 99.1
Corey Cutler/Peter Molineaux
Media: Eileen King/Emily Brunner
Morgen-Walke Associates, Inc.
(212) 850-5600

Ed Lewis
iPIX
(423) 482-3000
lewise@ipix.com

Stu Roberson
PictureWorks Technology
(925) 855-2001 x181
sroberson@pictureworks.com

         IPIX TO ACQUIRE PICTUREWORKS TECHNOLOGY, INC. TO FORM END-
                   TO-END INTERNET IMAGING SOLUTIONS COMPANY

   $175 Million Acquisition to Create Industry Leader in B2B and B2C Visual Content Infrastructure--Building the "Imaging Infranet" to Drive E-commerce

OAK RIDGE, Tenn. and PALO ALTO, Calif. (3/8/00)--Internet Pictures Corporation (Nasdaq: IPIX, "iPIX"), a leader in visual content infrastructure solutions for the Internet, and PictureWorks Technology, a leader in digital media solutions which enable end-users to easily publish still photos and other rich media content to the Web, announced today that they have signed a definitive agreement for iPIX to acquire PictureWorks in a stock-for-stock transaction valued at approximately $175 million. The combined companies and their technologies will create the first "Imaging Infranet," an extensive global infrastructure of services, networks, and content delivery systems for visual content. This combination of robust infrastructure and services will make iPIX the choice for one-stop Internet imaging solutions in the real estate, e-retail, travel, publishing, entertainment, consumer online auctions, architecture/engineering/construction and insurance markets.

Upon closing, this acquisition will position iPIX as the only end-to-end provider of visual content solutions including:

         - Full-service virtual tours provided by iPIX's photographer network
         - Self-service 360 by 360 degree virtual tours using iPIX camera kits
         - Instant publishing of still photos to Web sites using PictureWorks' Rimfire solution
         -        iPIX interactive WebCams
         -        iPIX Movies
         - Transformation and enhancement (watermarking, annotation, PhotoMovies(TM), SurroundView(TM), etc.) of user-supplied images using Rimfire
         - Visual content hosting and distribution to leading Web sites across the Internet

"By combining with PictureWorks, we will create the leading provider of visual content solutions for e-commerce applications on the Internet," said Jim Phillips, chairman and CEO of iPIX. "PictureWorks' industry leading technology and proven track record, together with iPIX's innovative technology and global visual content infrastructure, will create a winning and complementary imaging solution. This merger will solidify iPIX's position as the leader in imaging for the Internet and will provide our B2B and B2C customers with the most comprehensive, end-to-end content acquisition and delivery solution in the market today."

Under terms of the agreement, iPIX will acquire all of the outstanding shares of PictureWorks stock in exchange for iPIX common stock. iPIX will issue 5,367,670 shares of iPIX Common Stock to the PictureWorks stockholders. The agreement provides that if the average closing price of iPIX Common


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Stock is more than $37.06, then the PictureWorks stockholders will receive
4,668,106 shares of iPIX Common Stock, and if the average price of iPIX Common Stock is less than $27.39, then the PictureWorks stockholders will receive 6,240,981 shares of iPIX Common Stock. The merger will be effected on a tax-free basis to iPIX stockholders and will be accounted for as a purchase. The acquisition is subject to certain closing conditions and is expected to close during March 2000.

The combined companies will continue to extend their highly scalable `Imaging Infranet' solutions by leveraging relationships with Akamai and Exodus, and will support emerging streaming media formats and all leading digital camera manufacturers including Kodak, Nikon, Olympus, Epson, and Sony. The companies will have over 1,000 customers, including AOL, Homestore.com, Discovery.com, Microsoft, CNN, General Motors, IBM, NBC, Travelocity, Disney, Viacom, ADP, Auctions.com and Polaroid plus a network of more than 500 iPIX photographers covering over 5,500 cities around the globe.

NEW MARKET OPPORTUNITIES IN AUCTIONS, A/E/C AND INSURANCE iPIX, which provides imaging solutions for e-commerce applications, will combine its visual content infrastructure with PictureWorks' Rimfire Internet media services and infrastructure. PictureWorks' Rimfire services will enable iPIX to capture media including still photos, sound, audio and video directly from end-users and host and distribute it using iPIX's back-end content distribution and management system. This acquisition allows iPIX to enhance its offering to the real estate industry as well as new markets requiring large-scale visual content management including consumer online auctions, architecture/engineering/construction and insurance.

"PictureWorks and iPIX are rapidly building market share and penetration of their Internet imaging solutions," said Alexis Gerard, president of digital imaging advisors, Future Image. "The combined services and visual content infrastructure of the two companies provides a complete turnkey Internet imaging solution for numerous markets, including real estate, insurance, travel, and auctions. That includes a full service photographer network, and do-it-yourself support for the over ten million digital camera owners using the Internet today. This is a combination that will be hard for competitors to match."

By acquiring PictureWorks, iPIX believes it will be best positioned in the market to offer B2B and B2C imaging Infranet solutions to leading e-commerce providers. With the addition of PictureWorks' services and infrastructure to iPIX's visual content infrastructure, iPIX adds easy-to-use media collection and transformation services that allow e-commerce sites to deploy large-scale online visual content. Using a content management solution from the combined companies, consumers can drag and drop still photos and other user-created media including sound, audio and video into a Web based client/server solution that collects, formats and distributes the data.

"By joining forces with an organization of iPIX's caliber, we can truly empower businesses with the broadest range of visual content solutions and infrastructure available. Our combined company will create the de facto standard for B2B and B2C imaging technologies and services for the Internet," said Don Strickland, CEO of PictureWorks Technologies. "The benefit to our combined and future customers is one-stop outsourcing of all imaging requirements for the Internet."

This acquisition allows iPIX to enhance its offering to the real estate industry with still photo submission, management and distribution in addition to the iPIX Virtual Tour. Homestore.com recently selected PictureWorks' Rimfire solution to provide "Instant Photo Submission" for adding multiple photos to real estate listings. Using Rimfire, real estate professionals have the ability to instantly and easily enhance their property listings with additional photos. It allows the simple drag and drop of images from any digital camera, scanner, CD, or floppy disk directly into the Rimfire-enabled Web page. Rimfire automatically previews, resizes and formats the photos, saving time for the user.

THE `IMAGING INFRANET'
"With the acquisition of PictureWorks, iPIX is positioned to be a leading provider of B2B imaging for the Internet," said Kristy Holch, principal, InfoTrends Research Group. "The addition of Rimfire to iPIX's end-to-end visual content infrastructure will provide businesses robust, easy-to-use and highly scaleable imaging solutions for e-commerce applications."


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The combined companies offer an end-to-end visual content infrastructure:

- Visual Content Capture and Processing - Meeting business and consumer demand for full-service and do-it-yourself imaging solutions, the combined company provides the easiest to use content creation tools and applications in addition to a global network of photographers covering over 5,500 cities around the world and full service image processing centers.

- Visual Content Management and Hosting - Integrating PictureWorks Rimfire, an industry leading drag-and-drop media submission, management and delivery infrastructure with iPIX's advanced visual content hosting solution provides businesses and consumers a high performance and scaleable digital media management infrastructure.

- Visual Content Distribution - Offering the broadest range of end-to-end visual content solutions, iPIX seamlessly distributes visual content to many of the Internet's most trafficked sites and iPIX View Always technology enables users to view images on multiple platforms from personal computers to wireless, handheld devices.

The company's headquarters will remain in Oak Ridge, Tennessee and Palo Alto, California, and will include offices in Atlanta, Chicago, Danville, London, Los Angeles, New York, and Tokyo.

ABOUT IPIX
iPIX (NASDAQ: IPIX) provides global visual content infrastructure solutions for leading e-commerce and new media Web sites. The iPIX end-to-end solutions enable the creation, hosting and distribution of rich visual content to thousands of Internet sites. A broad array of industries, including real estate, e-retail, automotive, travel, publishing and entertainment are capitalizing on iPIX visual content to give viewers more information, more interaction and a richer online experience. The company is headquartered in Oak Ridge, Tennessee with co-headquarters in Palo Alto, California

ABOUT PICTUREWORKS TECHNOLOGY
PictureWorks Technology, Inc. is an award-winning developer and marketer of pioneering Internet imaging technologies. The company provides media infrastructure and services to web sites requiring high volumes of user-supplied content. Their Internet services make it easy for customers to collect, transform, and deploy millions of media objects in just seconds. PictureWorks currently markets its services to the online auctions, real estate, classifieds, insurance and A/E/C industries. Founded in 1994, PictureWorks is a privately held company headquartered in Danville, California.

                                      ###

IPIX, Interactive Pictures, iPIX, Internet Pictures and bamboo.com are trademarks of Internet Pictures Corporation. Infranet(R) is the trademark of Portal Software Inc.

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by those sections. Statements concerning the implementation of Internet Pictures Corporation's services and the benefits expected to result from those services constitute forward-looking statements and are based on current expectations. Actual results may differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ include the failure of Internet Pictures Corporation to complete the merger, and the failure to successfully integrate PictureWorks' business and operations into its own. The matters discussed in this press release also involve risks and uncertainties described from time to time in Internet Pictures Corporation's filings with the Securities and Exchange Commission (SEC). In particular, see "Risk Factors" in the proxy statement included in the Registration Statement for bamboo.com, Inc. (now known as Internet Pictures Corporation) on Form S-4 declared effective by the SEC on December 16, 1999 (www.sec.gov). <http://www.sec.gov>.